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                                                                    EXHIBIT 12.1

                           AVALONBAY COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



                                                              Year          Year          Year             Year         Year
                                                              Ended         Ended         Ended           Ended         Ended
                                                          December 31,   December 31,   December 31,   December 31,  December 31,
                                                              2002          2001            2000           1999           1998
                                                          ------------   -----------    -----------    -----------   ------------
Income before gain on sale of communities and
  extraordinary item                                        $121,196       $182,499       $166,797       $122,127       $ 95,636

(Plus) Minority interest in consolidated partnerships          2,570            597          1,908          1,975          1,770

(Less) Nonrecurring items:
    Non-recurring items                                           --             --             --         16,782             --
    Impairment loss                                            6,800             --             --             --             --
                                                            --------       --------       --------       --------       --------
          Earnings before fixed charges                     $130,566       $183,096       $168,705       $140,884       $ 97,406
                                                            --------       --------       --------       --------       --------

 (Plus) Fixed charges:
    Portion of rents representative
       of the interest factor                               $    527       $    472       $    461       $    526       $    293
    Interest expense                                         121,380        103,189         83,582         74,689         54,642
    Interest capitalized                                      29,937         27,635         18,328         21,888         14,724
    Preferred dividend                                        17,896         32,497         39,779         39,779         28,132
                                                            --------       --------       --------       --------       --------
       Total fixed charges (1)                              $169,740       $163,793       $142,150       $136,882       $ 97,791
                                                            --------       --------       --------       --------       --------

 (Less):
    Interest capitalized                                      29,937         27,635         18,328         21,888         14,724
    Preferred dividend                                        17,896         32,497         39,779         39,779         28,132
                                                            --------       --------       --------       --------       --------
       Earnings (2)                                         $252,473       $286,757       $252,748       $216,099       $152,341
                                                            ========       ========       ========       ========       ========
       Ratio (2 divided by 1)                                   1.49           1.75           1.78           1.58           1.56
                                                            ========       ========       ========       ========       ========


EXHIBIT 12.1 (CONTINUED)

                           AVALONBAY COMMUNITIES, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES


                                                              Year          Year          Year             Year         Year
                                                              Ended         Ended         Ended           Ended         Ended
                                                          December 31,   December 31,   December 31,   December 31,  December 31,
                                                              2002          2001            2000           1999           1998
                                                          ------------   -----------    -----------    -----------   ------------
Income before gain on sale of communities and
  extraordinary item                                        $121,196       $182,499       $166,797       $122,127       $ 95,636

(Plus) Minority interest in consolidated partnerships          2,570            597          1,908          1,975          1,770

(Less) Nonrecurring items:
    Non-recurring items                                           --             --             --         16,782             --
    Impairment loss                                            6,800             --             --             --             --
                                                            --------       --------       --------       --------       --------
       Earnings before fixed charges                        $130,566       $183,096       $168,705       $140,884       $ 97,406
                                                            --------       --------       --------       --------       --------

(Plus) Fixed charges:
    Portion of rents representative
       of the interest factor                               $    527       $    472       $    461       $    526       $    293
    Interest expense                                         121,380        103,189         83,582         74,689         54,642
    Interest capitalized                                      29,937         27,635         18,328         21,888         14,724
                                                            --------       --------       --------       --------       --------
       Total fixed charges (1)                              $151,844       $131,296       $102,371       $ 97,103       $ 69,659
                                                            --------       --------       --------       --------       --------

(Less):
    Interest capitalized                                      29,937         27,635         18,328         21,888         14,724
                                                            --------       --------       --------       --------       --------
       Earnings (2)                                         $252,473       $286,757       $252,748       $216,099       $152,341
                                                            ========       ========       ========       ========       ========
       Ratio (2 divided by 1)                                   1.66           2.18           2.47           2.23           2.19
                                                            ========       ========       ========       ========       ========